Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

October 2012 Performance Update

The Frontier Fund Supplement Dated October 31, 2012 to Prospectus Dated April 30, 2012 and the Supplement dated

August 17, 2012.

The Frontier Fund Class 2 Original

T H E   F R O N T I E R   F U N D ’ S   G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

October performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	October 31, 2012 MTD	October 31, 2012 YTD	NAV / Unit
Balanced Series-2	-6.33%	-5.56%	$146.40
Balanced Series-2a	-6.30%	-4.99%	$121.95
Tiverton/Graham/Transtrend Series-2	-6.78%	-10.71%	$99.86
Currency Series-2	-3.88%	-10.48%	$78.42
Long/Short Commodity Series-2	-5.81%	-3.89%	$155.68
Winton/Graham Series-2	-6.06%	-9.37%	$117.55
Winton Series-2	-3.15%	-7.55%	$153.29

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

* The above table sets forth the actual performance for the Class and Series as of October 31, 2012. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(685,037.99)
Unrealized trading gain (loss)	(2,645,672.36)
Less: Commissions	(84,090.33)
Less: Trading Fee paid to Managing Owner	(36,042.48)
Interest income	8,904.96

Total Income	(3,441,938.20)
EXPENSES
Broker service fees	0.00
Incentive fees	21,282.26
Management fees	53,151.67

Total Expenses	74,433.93

Net Income (Loss)	$(3,516,372.13)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	358,587.02854	$56,046,059.77	$156.30
Current month additions	27.28522	4,132.52
Current month redemptions	(4,748.84830)	(726,305.20)
Net income (loss) for current month		(3,516,372.13)	(9.90)

Net asset value, end of current month	353,865.46554	$51,807,514.95	$146.40

	Monthly rate of return		-6.33%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - BALANCED SERIES - 2

THE FRONTIER FUND BALANCED SERIES - 2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(13,733.68)
Unrealized trading gain (loss)	(53,338.12)
Less: Commissions	(1,694.32)
Less: Trading Fee paid to Managing Owner	(725.83)
Interest income	1,658.22

Total Income	(67,833.73)
EXPENSES
Trading fees	1,122.61
Broker service fees	0.00
Incentive fees	429.40
Management fees	1,070.38

Total Expenses	2,622.39

Net Income (Loss)	$(70,456.12)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	8,595.59286	$1,118,686.03	$130.15
Current month additions	0.00000	0.00
Current month redemptions	0.00000	0.00
Net income (loss) for current month		(70,456.12)	(8.20)

Net asset value, end of current month	8,595.59286	$1,048,229.92	$121.95

	Monthly rate of return		-6.30%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - BALANCED SERIES - 2a

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(140,281.60)
Unrealized trading gain (loss)	(92,261.36)
Less: Commissions	(2,093.46)
Less: Trading Fee paid to Managing Owner	(2,356.87)
Interest income	4,794.92

Total Income	(232,198.37)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	13,963.29

Total Expenses	13,963.29

Net Income (Loss)	$(246,161.66)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	34,039.35022	$3,646,251.70	$107.12
Current month additions	0.00000	0.00
Current month redemptions	(155.97386)	(16,570.03)
Net income (loss) for current month		(246,161.66)	(7.26)

Net asset value, end of current month	33,883.37636	$3,383,520.01	$99.86

	Monthly rate of return		-6.78%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - TIVERTON/GRAHAM/TRANSTREND SERIES - 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$0.00
Unrealized trading gain (loss)	(2,308.77)
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(39.90)
Interest income	0.00

Total Income	(2,348.67)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	0.00

Total Expenses	0.00

Net Income (Loss)	$(2,348.67)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	742.39337	$60,569.28	$81.59
Current month additions	0.00000	0.00
Current month redemptions	0.00000	0.00
Net income (loss) for current month		(2,348.67)	(3.17)

Net asset value, end of current month	742.39337	$58,220.61	$78.42

	Monthly rate of return		-3.88%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - CURRENCY SERIES - 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(28,600.22)
Unrealized trading gain (loss)	(441,271.96)
Less: Commissions	(8,505.76)
Less: Trading Fee paid to Managing Owner	(5,860.56)
Interest income	16,775.16

Total Income	(467,463.34)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	52,535.71

Total Expenses	52,535.71

Net Income (Loss)	$(519,999.05)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	54,228.49123	$8,962,935.66	$165.28
Current month additions	0.00000	0.00
Current month redemptions	(95.85678)	(15,727.66)
Net income (loss) for current month		(519,999.05)	(9.60)

Net asset value, end of current month	54,132.63447	$8,427,208.95	$155.68

	Monthly rate of return		-5.81%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - LONG/SHORT COMMODITY SERIES - 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(133,398.15)
Unrealized trading gain (loss)	(128,822.29)
Less: Commissions	(1,421.32)
Less: Trading Fee paid to Managing Owner	(2,959.97)
Interest income	3,600.79

Total Income	(263,000.94)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	13,366.27

Total Expenses	13,366.27

Net Income (Loss)	$(276,367.21)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	36,460.21364	$4,562,348.77	$125.13
Current month additions	0.00000	0.00
Current month redemptions	(402.91370)	(47,500.26)
Net income (loss) for current month		(276,367.21)	(7.58)

Net asset value, end of current month	36,057.29998	$4,238,481.29	$117.55

	Monthly rate of return		-6.06%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON/GRAHAM SERIES - 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(32,592.75)
Unrealized trading gain (loss)	(281,713.98)
Less: Commissions	(925.37)
Less: Trading Fee paid to Managing Owner	(6,897.31)
Interest income	13,795.05

Total Income	(308,334.36)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	22,031.79

Total Expenses	22,031.79

Net Income (Loss)	$(330,366.15)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	66,362.33588	$10,503,724.14	$158.28
Current month additions	0.00000	0.00
Current month redemptions	(1,000.80730)	(154,082.83)
Net income (loss) for current month		(330,366.15)	(4.99)

Net asset value, end of current month	65,361.52858	$10,019,275.16	$153.29

	Monthly rate of return		-3.15%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON SERIES - 2

THE FRONTIER FUND BALANCED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(2,707,808.23)
Unrealized trading gain (loss)	(10,464,142.30)
Less: Commissions	(332,035.85)
Less: Trading Fee paid to Managing Owner	(142,281.93)
Interest income	42,027.28

Total Income	(13,604,241.03)
EXPENSES
Trading fees	5,200.95
Broker service fees	411,501.44
Incentive fees	83,934.51
Management fees	209,824.50

Total Expenses	710,461.40

Net Income (Loss)	$(14,314,702.43)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	1,697,366.61443	$220,717,176.54	$130.04
Current month additions	360.28377	43,277.56
Current month redemptions	(19,252.30158)	(2,417,573.35)
Net income (loss) for current month		(14,314,702.43)	(8.48)

Net asset value, end of current month	1,678,474.59707	$204,028,178.31	$121.56

	Monthly rate of return		-6.52%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - BALANCED SERIES

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(1,133,974.97)
Unrealized trading gain (loss)	(748,686.29)
Less: Commissions	(16,921.21)
Less: Trading Fee paid to Managing Owner	(19,039.49)
Interest income	38,705.00

Total Income	(1,879,916.96)
EXPENSES
Trading fees	0.00
Broker service fees	66,719.38
Incentive fees	0.00
Management fees	112,784.10

Total Expenses	179,503.48

Net Income (Loss)	$(2,059,420.44)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	339,762.21822	$29,723,187.76	$87.48
Current month additions	27.28752	2,221.31
Current month redemptions	(8,938.06468)	(733,050.28)
Net income (loss) for current month		(2,059,420.44)	(6.08)

Net asset value, end of current month	330,851.44085	$26,932,938.35	$81.40

	Monthly rate of return		-6.95%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - TIVERTON/GRAHAM/TRANSTREND SERIES

THE FRONTIER FUND CURRENCY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$0.00
Unrealized trading gain (loss)	(119,938.53)
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(2,070.20)
Interest income	0.00

Total Income	(122,008.73)
EXPENSES
Trading fees	0.00
Broker service fees	8,121.63
Incentive fees	0.00
Management fees	0.00

Total Expenses	8,121.63

Net Income (Loss)	$(130,130.36)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	48,926.97622	$3,151,224.89	$64.41
Current month additions	59.34369	3,677.57
Current month redemptions	(133.01310)	(8,296.65)
Net income (loss) for current month		(130,130.37)	(2.66)

Net asset value, end of current month	48,853.30682	$3,016,475.44	$61.75

	Monthly rate of return		-4.13%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - CURRENCY SERIES

THE FRONTIER FUND FRONTIER LONG/SHORT COMMODITY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(216,023.64)
Unrealized trading gain (loss)	(3,301,302.00)
Less: Commissions	(63,743.10)
Less: Trading Fee paid to Managing Owner	(91,558.39)
Interest income	125,681.13

Total Income	(3,546,946.00)
EXPENSES
Trading fees	0.00
Broker service fees	39,966.64
Incentive fees	(99.42)
Management fees	309,324.33

Total Expenses	349,191.55

Net Income (Loss)	$(3,896,137.55)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	470,212.66954	$67,242,359.50	$143.00
Current month additions	7,494.19384	902,417.30
Current month redemptions	(8,306.11347)	(1,139,408.26)
Net income (loss) for current month		(3,896,137.54)	(8.55)

Net asset value, end of current month	469,400.74978	$63,109,231.00	$134.45

	Monthly rate of return		-5.98%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - FRONTIER LONG/SHORT COMMODITY SERIES

THE FRONTIER FUND WINTON/GRAHAM SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(683,027.97)
Unrealized trading gain (loss)	(662,514.11)
Less: Commissions	(7,301.48)
Less: Trading Fee paid to Managing Owner	(15,167.44)
Interest income	18,421.78

Total Income	(1,349,589.22)
EXPENSES
Trading fees	0.00
Broker service fees	48,824.44
Incentive fees	0.00
Management fees	68,478.33

Total Expenses	117,302.77

Net Income (Loss)	$(1,466,891.99)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	231,542.99527	$23,837,372.65	$102.95
Current month additions	48.44202	4,579.91
Current month redemptions	(7,806.30111)	(759,469.84)
Net income (loss) for current month		(1,466,892.00)	(6.36)

Net asset value, end of current month	223,785.13607	$21,615,590.72	$96.59

	Monthly rate of return		-6.18%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON/GRAHAM SERIES

THE FRONTIER FUND WINTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(133,200.58)
Unrealized trading gain (loss)	(1,159,610.66)
Less: Commissions	(3,807.93)
Less: Trading Fee paid to Managing Owner	(28,416.72)
Interest income	56,822.44

Total Income	(1,268,213.45)
EXPENSES
Trading fees	0.00
Broker service fees	86,072.49
Incentive fees	0.00
Management fees	90,767.73

Total Expenses	176,840.22

Net Income (Loss)	$(1,445,053.67)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	316,400.15091	$43,440,758.29	$137.30
Current month additions	122.39414	15,764.29
Current month redemptions	(6,374.16925)	(847,476.00)
Net income (loss) for current month		(1,445,053.67)	(4.58)

Net asset value, end of current month	310,148.37584	$41,163,992.91	$132.72

	Monthly rate of return		-3.33%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON SERIES